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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 25, 2000


                                PowerSource Corp.
             (Exact name of registrant as specified in its charter)


           Nevada                          001-15071             61-1180504
(State or other jurisdiction of           (Commission        (I.R.S.  Employer
incorporation or organization)            File Number)       Identification No.)


       3660 Wilshire Boulevard, Suite 1104, Los Angeles, California 90010
              (Address of principal executive offices) (zip code)


       Registrant's telephone number, including area code: (213) 383-4443

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Item 4.  Change in Registrant's Certifying Accountant

         Effective February 25, 2000, Pannell Kerr Forster, P.C. replaced Bandari & Associates as the independent public accountants to audit the financial statements of PowerSource Corp. (the "Company").

         The Company believes, and has been advised by Bandari & Associates that it concurs with such belief, that, for the years ended December 31, 1998 and December 31, 1999, the Company and Bandari & Associates did not have any disagreement on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Bandari & Associates would have caused it to make reference in connection with its report on the Company's financial statements to the subject matter of the disagreement.

         The report of Bandari & Associates on the Company's financial statements for the years ended December 31, 1998 and December 31, 1999 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. During that period, there were no "reportable events" within the meaning of Item 304(a)(1)(v) of Regulation S-K promulgated under the Securities Act of 1933.

         The Company has requested that Bandari & Associates furnish a letter addressed to the Securities and Exchange Commission stating whether Bandari & Associates agrees with the above statements. A copy of that letter is attached as Exhibit 1 to this Form 8-K.


Item 7.  Exhibits

         16.       Letter from Bandari & Associates.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                     PowerSource Corp.
                                                     (Registrant)


Date: March 2, 2000                                  By: /s/ E. Douglas Mitchell
                                                         -----------------------
                                                     Name:   E. Douglas Mitchell
                                                     Title:  President


                                  EXHIBIT INDEX

Exhibit
Number               Description

16.       Letter from Bandari & Associates